LightPath Technologies Announces New Long Wavelength Infrared Aspheric Lenses

LightPath introduces LWIR molded aspherical optics at SPIE Defense and Security show in Orlando

(April 1, 2005) Orlando, FL. LightPath Technologies, Inc. (Nasdaq: LPTH), manufacturer and integrator of families of precision molded aspheric optics, GRADIUM(R) glass products, high performance fiber-optic beam delivery systems and optical isolators, is pleased to announce its ability to mold long-wavelength infrared (LWIR) aspheric optics, this new product line is called the Black Diamond (TM).

LightPath is recognized as a world leader in precision molded aspheric optics. Traditionally these aspheric lenses have been limited to visible and near-infrared wavelengths. Recent advances in optical materials now provide a common technology path to produce molded long-wavelength infrared (LWIR) aspheric optics over the wavelength range of 1 to 14 microns. LightPath's Black Diamond(TM) technology enables high performance, cost-effective LWIR molded aspheric lenses. Traditionally, IR optics relies on individually diamond turned or other lengthy manufacturing methods. Utilizing aspheric optics significantly reduces the number of lenses required for typical thermal imaging systems. These LWIR lenses are used in a variety of markets including defense, industrial, commercial and automotive applications.

Dr. Bruce Bernacki, LightPath Chief Technology Officer, said "The Black Diamond(TM) LWIR aspheres are manufactured using our precision molding technology, similar to the technology that is used to make our existing line of visible and NIR aspheres. We believe this will be a very good fit for the growing market in thermal imaging, particularly for the defense, surveillance, and automotive sectors."

Black Diamond(TM) technology uses LightPath's state of the art molding technologies to provide customers repeatable higher performance than traditional ground and polished Germanium lenses. Black Diamond (TM) LWIR moldable glass has several advantages over Germanium, which is traditionally used for aspheric LWIR optics. Germanium suffers from transmission loss as temperature increases, as the temperature reaches 100 C, Germanium's transmission decreases by 20-30%. Black Diamond (TM) aspheric lenses can be used in environments up to 300 C, enabling a range of applications that were not previously possible with Germanium."

Lens up to 15 mm are presently available now for production from LightPath and custom designs are available for quotation. Lenses up to 30 mm are in development. Please contact sales for more information.

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM(R) glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, optical assemblies and packing solutions. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. LightPath common stock trades on the Nasdaq SmallCap Market under the symbol "LPTH." Investors are encouraged to go to LightPath's website for additional financial information.

Contacts: Edward Patton, Vice President Marketing

LightPath Technologies, Inc. (407) 382-4003

Internet: www.lightpath.com

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.